Exhibit 10.2

LumiraDx Limited

Unapproved Option Scheme with

US Appendix

Adopted by a resolution of the Board on 19 September 2016

and amended by the Board on 26 September 2016, 28 October

2016 and 17 January 2018

Contents

1. Definitions and interpretation	1
2. Grant of Option	3
3. Rights to exercise Options	4
4. Procedures to exercise Options	7
5. Release of Options	8
6. Adjustment of Options	9
7. Taxation	9
8. Administration and amendment	9
9. General	10
Appendix 1 US Option Holders	12
Letter Notifying Grant	15
Share Option Certificate	17
Letter Notifying US Grant	20
US Share Option Certificate	21
US Exhibit A	24

Rules of the LumiraDx Limited

Unapproved Option Scheme

1.	Definitions and interpretation

1.1	In this Scheme, unless the context otherwise requires, the following definitions shall apply:

“Acquiring Company” has the meaning set out in rule 5.1.

“AIM” means the Alternative Investment Market of the London Stock Exchange.

“Associated Company” has the meaning set out in section 449 Corporation Tax Act 2010.

“Board” means the board of directors of the Company or a duly authorised committee of the board.

“Company” means LumiraDx Limited (incorporated in the Cayman Islands under company No. 314391).

“Compulsory Acquisition Event” means any event as a result of which any person or group of persons acting in concert becomes bound or entitled to acquire shares in the Company under section 88 of the Companies Law (2013 Revision) of the Cayman Islands.

“Control” has the meaning set out in section 995 Income Tax Act.

“Date of Grant” means the date on which an Option is granted pursuant to rule 2.4.

“Eligible Employee” means any executive director or any employee of a Group Company.

“Employee’s Contributions” means an employee’s primary Class 1 national insurance contribution or any equivalent social security liability in any jurisdiction outside England and Wales.

“Employees’ Share Scheme” has the meaning set out in section 1166 Companies Act 2006.

“Employer’s Contributions” means an employer’s secondary Class 1 national insurance contributions or any equivalent social security liability in any jurisdiction outside England and Wales.

“Exercise Date” has the meaning set out in rule 4.2.

“Exercise Price” means the price payable per Share on the exercise of an Option, not being less than the nominal value of a Share.

“Group Company” means the Company and any of its Subsidiaries from time to time.

“Income Tax Act” means the Income Tax Act 2007.

“Income Tax Liability” means any income tax which is PAYE income for the purposes of section 683 Taxes Act (or the equivalent in any jurisdiction outside England & Wales).

“Listing” means the listing or admission of any part of the ordinary share capital of the Company on the AIM or the Official List of the London Stock Exchange or its admission to any other recognised investment exchange as defined in section 1005 Income Tax Act.

“Market Value” means on any day, the market value of a Share which shall be the value specified for this purpose by the Board in accordance with Part VIII of the TCGA.

“National Insurance Contribution Liability” means any national insurance contributions which fall to be paid to HM Revenue & Customs by the Company (or the relevant employing Group Company) under the modified PAYE system as it applies for national insurance purposes under the Social Security Contributions and Benefits Act 1992 and regulations referred to in it (or the equivalent in any jurisdiction outside England and Wales).

“New Holding Company” means a company which has the same (or substantially the same) shareholders holding the same (or substantially the same) proportionate shareholdings as the shareholders of the Company immediately before its creation.

“Option” means a right granted under this Scheme to acquire Shares.

“Option Holder” means a person to whom an Option has been granted under the Scheme or, where applicable, the legal personal representatives of such a person.

“Ordinary Shares” means shares comprising the ordinary share capital of the Company as defined in section 989 Income Tax Act.

“Reconstruction” means a compromise or arrangement which the court sanctions under sections 86 and 87 of the Companies Law (2013 Revision) of the Cayman Islands.

“Sale” means:

(a)

the transfer of an interest in ordinary shares in the capital of the Company conferring in aggregate more than 50% of the total voting rights conferred by all such ordinary shares for the time being in issue or, in the absolute discretion of the Board, otherwise by which there is a change in Control of the Company; or

(b)	the completion of an agreement whereby any person, firm or company becomes bound to purchase the whole or substantially the whole of the Company’s undertaking, business and assets.

“Scheme” means this scheme being the LumiraDx Limited Unapproved Option Scheme approved by a resolution of the Board dated 19 September 2016 or as subsequently amended in accordance with rule 8.

“Shares” means A Ordinary Shares of $0.001 each in the capital of the Company (or any shares representing the same) which comply with the terms of this Scheme.

“Subsidiary” means a company (wherever incorporated) which for the time being is under the Control of the Company.

“Taxes Act” means the Income Tax (Earnings and Pensions) Act 2003.

“Tax Liabilities” has the meaning contained in rule 7.2.

“TCGA” means the Taxation of Chargeable Gains Act 1992.

“Unvested Option” means, on any date, that part of an Option that has not vested in accordance with these Rules and the Vesting Schedule.

“Vests” means a right to exercise has arisen and “Vesting” shall be construed accordingly.

“Vested Option” means, on any date, that part of an Option that has vested in accordance with these Rules and the Vesting Schedule.

“Vesting Schedule” means the table showing the dates on which an Option vests and becomes exercisable and the number of shares over which the Option may then be exercised as set out in rule 3.2 or any other vesting schedule or vesting events determined by the Board pursuant to rule 3.3.

1.2	In this Scheme, unless the context otherwise requires:

(a)	words in the singular include the plural and vice versa and words in one gender include any other gender;

(b)	a reference to a statute or statutory provision refers to a United Kingdom statute or statutory provisions unless otherwise stated and includes:

(i)	any subordinate legislation (as defined in section 21(1), of the Interpretation Act 1978) made under it;

(ii)	any repealed statute or statutory provision which it re-enacts (with or without modification); and

(iii)	any statute or statutory provision which modifies, consolidates, re-enacts or supersedes it;

(c)	a reference to rules is to rules in these Rules and references to sub-rules are to sub- rules in which they appear; and

(d)	the table of contents and headings are inserted for convenience only and shall not affect the interpretation of these Rules.

2.	Grant of Option

2.1	The Board may at any time grant Options to such Eligible Employees over such number of Shares as it, in its absolute discretion, thinks fit.

2.2

When granting an Option the Board may specify conditions which, unless otherwise stated in these Rules, must be satisfied prior to the exercise of the Option. The Board may in its absolute discretion amend or waive the conditions relating to a particular Option or part of an Option if events happen which cause the Board reasonably to consider that it would be fairer so to amend or waive the conditions to ensure that they achieve their original purpose, provided that any amended conditions are neither no more nor no less difficult to achieve than those previously imposed.

2.3

As soon as reasonably practicable after the Board has resolved to grant an Option pursuant to rule 2.1 the Company shall issue to the Option Holder a letter enclosing an Option certificate in such form as the Board may determine, specifying:

(a)	the number of Shares subject to the Option;

(b)	the Exercise Price;

(c)	the Date of Grant;

(d)	when the Option will ordinarily become exercisable and the number of Shares over which the Option may then be exercised;

(e)

whether the Option Holder is required either to bear some or all of the cost of any Employer’s Contributions arising from the exercise of the Option or jointly to elect with the Company to transfer some or all of such liability to the Option Holder; and

(f)	any conditions attaching to the exercise of the Option.

In the event of any conflict between the rules of the Scheme and any such document, the provisions of the Scheme shall prevail.

2.4

For the avoidance of doubt, the Date of Grant shall be taken to be the day on which the execution of the option certificate as a deed is completed or, in relation to Options granted pursuant to the US Appendix only, the date on which the Board resolves to grant the Option.

2.5

An Option shall be personal to the Option Holder and may not be transferred, assigned or charged. Any purported transfer (except a transfer to the Option Holder’s personal representatives on death), assignment, charge, disposal or dealing of the Option shall render the Option void and cause it to lapse. Each Option certificate shall carry a statement to this effect.

2.6	An Option shall be granted by way of deed or otherwise as the Board may determine. No cash payment shall be required in consideration of such grant.

2.7	No Option may be granted more than 10 years after the date on which the Scheme is adopted by a resolution of the Board.

3.	Rights to exercise Options

3.1	Options may be exercised in accordance with the following provisions of this rule 3 and rule 4.

3.2	Except as provided elsewhere in this rule 3, or as the Board may at any time in its absolute discretion determine in exceptional circumstances, an Option may only be exercised:

(a)	if any conditions which apply to the Option under rule 2.2 have been fulfilled to the satisfaction of the Board or waived;

(b)	at a time when the Option Holder holds an office or employment with a Group Company; and

(c)	in accordance with the following Vesting Schedule:

Date	Vesting percentage
12 months after Date of Grant	25% of Shares under Option
24 months after Date of Grant	25% of Shares under Option
36 months after Date of Grant	25% of Shares under Option
48 months after Date of Grant	25% of Shares under Option

In the above Vesting Schedule the phrase “Shares under Option” shall refer to the total number of Shares under Option at the Date of Grant.

3.3

The Board may, in its absolute discretion, specify an alternative Vesting Schedule or other events upon which an Option may be exercised (and such alternative Vesting Schedule or other events shall be set out in, or attached in the form of a schedule to, the option certificate).

Sale or Reconstruction – Vested Options

3.4

Subject to rule 3.5, on a Sale or Reconstruction, provided that such event is not implemented in connection with a reorganisation which creates a New Holding Company, notwithstanding the Vesting Schedule accelerated Vesting shall apply, so that an Option Holder may exercise any Option held by him in full, during whichever of the following periods applies:

(a)	in the event of a Sale, the period beginning on the day before unconditional completion of the Sale and ending on completion of the Sale; or

(b)	in the event of a Reconstruction, the period beginning with the date on which the Court sanctions the Reconstruction and ending on the effective date of the Reconstruction,

after which, unless the Option Holder has released his Option under rule 5, it shall lapse.

3.5

Prior to a proposed Sale, the Board may give notice to Option Holders inviting Option Holders to exercise their Options within such period prior to the Sale as the Board may in its absolute discretion determine. If such notice is given, to the extent that any Option is not exercised within such period, it will lapse immediately thereafter.

Compulsory Acquisition Event – Vested Options

3.6

Where a Compulsory Acquisition Event arises, notwithstanding the Vesting Schedule accelerated Vesting shall apply, so that an Option Holder may exercise any Option held by him during the period of one month from the first date on which the acquirer for the purposes of the Compulsory Acquisition Event becomes bound or entitled to give a notice to acquire Shares, after which period, unless the Option Holder has released his Option under rule 5, it shall lapse.

Listing

3.7	On the occurrence of a Listing, vesting shall continue to be determined under rule 3.2 (or as otherwise determined by the Board) and the other provisions of this rule 3.

Early cessation of employment – Vested Options

3.8	Where an Option Holder ceases to hold any office or employment with a Group Company by reason of:

(a)	injury, disability or ill-health (such determination to be made by the Board); or

(b)	redundancy (within the meaning of the Employment Rights Act 1996);

(c)

a Group Company ceasing to be under the Control of the Company or a business or part of a business being transferred to a company which is neither an Associated Company nor a company of which the Company has control; or

(d)	any other reason as the Board may determine

an Option Holder may exercise any Vested Option held by him (calculated up to and including the date of cessation of employment) during the period commencing on the date of cessation and ending 12 months after Listing or, if later, 90 days after the date of cessation (or such longer period as the Board may allow, subject to rule 3.14), after which it shall lapse. Rule 3.10 shall apply to any Unvested Options.

Cessation of employment for other reasons – Vested Options

3.9

Where an Option Holder ceases to hold any office or employment with a Group Company in circumstances different to those provided for in rule 3.8 (including death) a Vested Option (calculated up to and including the date of cessation of employment) shall remain exercisable during the period commencing on the date of cessation and ending 90 days after the date of cessation after which it shall lapse provided that if the cessation derives from dismissal of the Option Holder for gross misconduct or other disciplinary reasons (as determined in the absolute discretion of the Board) a Vested Option shall lapse on the date of cessation or, if earlier, the date that notice of termination is given. Rule 3.10 shall apply to any Unvested Options.

Unvested Options

3.10

An Unvested Option shall lapse on a cessation of employment within rules 3.8 and 3.9 unless the Board determines in its absolute discretion prior to the date of cessation and gives notice to an Option Holder that either:

(a)

his Unvested Option shall remain in full force and effect and continue to Vest in accordance with the Vesting Schedule following cessation of employment and be exercised during the period specified in rule 3.8 or at the time specified by the Board in its absolute discretion; or

(b)	he may exercise his Unvested Option within such period and to such extent as the Board in its absolute discretion determines.

If such notice is given, the Option shall lapse to the extent unexercised at the end of any period for exercise specified by the Board.

Death

3.11

Where the Option Holder dies any Vested Option held by him (calculated as at the date of death) may be exercised by his personal representatives (or, if applicable, the overseas equivalent of such personal representatives) during the period of 12 months following the Option Holder’s death and will lapse if unexercised during that period. Unvested Options shall lapse on the date of death.

Voluntary winding-up

3.12

If notice is given to members of a resolution at a general meeting for the voluntary winding-up of the Company, except for the purposes of a Reconstruction, accelerated Vesting of the right to exercise an Option shall apply so that, notwithstanding the Vesting Schedule set out in rule 3.2 (or as otherwise determined by the Board), an Option Holder may exercise any Option held by him in full (but so that any exercise under this rule shall be conditional on such resolution being passed) at any time after the notice is given until the resolution is duly passed or defeated or the general meeting adjourned sine die, whichever shall first occur. If such resolution is passed the Option shall, to the extent unexercised, lapse.

Demerger

3.13

If a Group Company is, or is expected to be the subject of a demerger, dividend in specie or other transaction which the Board determines in its absolute discretion would materially affect the value of the Option, the Board may determine on a fair and reasonable basis that any Option Holder may exercise any Option held by him in respect of such proportion of the Shares under Option and during such period as the Board in its discretion determines and notifies to the Option Holder.

Lapse of Options

3.14	An Option will lapse to the extent it has not been exercised on the earliest to occur of the following:

(a)	the 10th anniversary of the Date of Grant;

(b)	subject to rule 3.11, the death of the Option Holder;

(c)

the passing of a resolution by the shareholders in respect of a creditor’s voluntary liquidation, the making by the Court of a winding up order, or the appointment of an administrator or receiver in respect of the Company;

(d)

the Option Holder being adjudicated bankrupt, making or proposing a voluntary arrangement under the Insolvency Act 1986 or otherwise being deprived (except on death) of the legal or beneficial ownership of the Option;

(e)	subject to rule 3.11, the expiry of the relevant period referred to in this rule 3 and where more than one such period applies, the earliest to expire of those periods.

Meaning of ceasing employment

3.15	For the purposes of rules 3.8 and 3.9:

(a)

an Option Holder (including an Option Holder who is absent from work on paternity or parental leave) shall not be treated as ceasing to hold any office or employment until he no longer holds any office or employment with the Company or any Group Company or any Associated Company; and

(b)

an Option Holder who is absent from work on statutory and/or any enhanced contractual entitlement to maternity, paternity, adoption or parental leave shall not be deemed to have ceased holding any office or employment until he or she ceases to be entitled to exercise any statutory and/or contractual right to return to work.

4.	Procedures to exercise Options

4.1

An Option shall be exercised by notice in writing (in the form prescribed by the Board) given by the Option Holder to the Company in respect of all or some of the Shares comprised in the Option, and such notice shall be accompanied by:

(a)	the relevant option certificate (or an indemnity in respect of a lost option certificate);

(b)	if required by the Board, an election to transfer liability for Employer’s Contributions to the Option Holder (in the form prescribed by the Board and approved by HM Revenue & Customs); and

(c)

if required by the Board, if the Shares to be acquired on exercise of the Option are considered to be restricted securities as defined in Part 7, Chapter 2, Taxes Act (such determination to be in the sole discretion of the Board), a joint section 431, Taxes Act election (electing that the Market Value of the Shares acquired on exercise of the Option be calculated as if the Shares were not restricted securities), together with a remittance for the aggregate Exercise Price payable, unless the Company and the Option Holder agree that an alternative arrangement can be used to satisfy the Exercise Price.

4.2

Provided the conditions for exercise are satisfied, exercise of the Option shall be effective on the date of receipt or deemed receipt by the Company (as determined by rule 9.2) (the “Exercise Date”) of the documents referred to in rule 4.1.

4.3	As soon as reasonably practicable after the Exercise Date the Company shall:

(a)	allot and issue such Shares which are to be issued pursuant to the exercise of the Option; or

(b)	procure the transfer of such Shares which are to be transferred pursuant to the exercise of the Option,

to the Option Holder (or his nominee) and, subject to rule 4.4, cause to be registered in his name (or the name of his nominee) the number of Shares specified in the notice of exercise (as reduced in accordance with any alternative arrangement applicable under rule 4.1).

4.4	The Option Holder shall be responsible for any stamp duty arising on the transfer of Shares.

4.5	An Option may only be exercised in respect of a whole number of Shares, not a fraction of a Share.

4.6

When an Option is exercised only in part, the balance shall remain exercisable on the same terms as originally applied to the whole Option and an endorsement to that effect shall be noted on the Option Certificate as soon as reasonably practicable after the partial exercise.

4.7

The Board may, if it sees fit, settle any Option by making a cash payment to the Option Holder equal to the market value (as determined by the Board) of the Shares in respect of which the Option is exercised, less the amount of the aggregate Exercise Price in respect of those Shares.

4.8	Any cash payment made pursuant to Rule 4.7 shall be net of any Tax Liabilities which any Group Company is required to withhold.

4.9

Rule 4.7 shall not apply to any Option if its application would cause any adverse issues for any Group Company or the Option Holder. Such adverse issues may relate, but shall not be limited to, securities law, exchange control, tax or social security.

4.10

Save for any right determined by reference to a date preceding the date on which Shares are issued, Shares issued on the exercise of an Option shall rank equally with the Shares then in issue. Shares transferred on the exercise of an Option will be transferred without the benefit of any rights attaching to them by reference to a record date preceding the date of exercise.

4.11

An Option Holder to whom Shares are issued or transferred on the exercise of an Option shall be bound by the Company’s articles of association as they apply to such Shares and if required to do so by the Board, shall enter into a deed of adherence pursuant to any shareholders’ agreement relating to the Company.

5.	Release of Options

5.1

If a company (the “Acquiring Company”) obtains Control of the Company, then, subject to the prior agreement of the Acquiring Company, any Option Holder holding an Option at the relevant time may release such Option in consideration of the grant to him of an equivalent right over shares in the Acquiring Company. If the rights under the Option are released by the Option Holder under this rule 5.1, the occurrence of the event giving rise to such release shall not be an event triggering the exercise of the Option under rules 3.4 and 3.6.

6.	Adjustment of Options

6.1

In the event of any capitalisation or offer by way of rights (including an open offer) or on any consolidation, sub-division, reduction or other variation of the capital of the Company, the number of Shares subject to the Option and the Exercise Price may be adjusted in such manner as the Board, on a fair and reasonable basis, may deem appropriate. Notice of any such adjustments shall be given to the Option Holder by the Company.

7.	Taxation

7.1	An Option Holder shall be accountable for any Income Tax Liability and Employee’s Contributions chargeable on any assessable income deriving from:

(a)	the grant or exercise of, or other dealing in, any Option held by him;

(b)	the acquisition, holding or disposal of any Shares acquired on exercise of any Option held by him; and

(c)

any action, event or thing done or omitted to be done following the Option Holder’s acquisition of the Shares acquired on exercise of any Option held by him which directly or indirectly gives rise to a liability under the Taxes Act in respect of the Shares (including the entering into of an election under section 431 of the Taxes Act).

7.2

In respect of such assessable income the Option Holder shall indemnify the Company and (at the direction of the Company) any Group Company which is or may be treated as the employer of the Option Holder in respect of the following (together, the “Tax Liabilities”):

(a)	any Income Tax Liability; and

(b)	any Employee’s Contributions.

For the avoidance of doubt, the Employer’s Contributions shall be borne by the Company unless the Company, as a condition of exercise, required the Option Holder to enter into an agreement to bear the cost of the Employer’s Contributions.

7.3

Pursuant to the indemnity referred to in rule 7.2, the Option Holder shall make such arrangements as the Company requires to meet the cost of the Tax Liabilities, including at the direction of the Company any of the following:

(a)

making a cash payment of an appropriate amount to the relevant Group Company whether by way of cheque, banker’s draft or deduction from salary in time to enable that Group Company to remit such amount to HM Revenue & Customs before the 14th day following the end of the month in which the event giving rise to the relevant Tax Liabilities occurs or earlier if so requested by the Company; or

(b)

appointing the Company as agent and/or attorney for the sale of sufficient of the Shares acquired pursuant to the exercise of the Option to cover the Tax Liabilities and authorising the payment to the relevant Group Company of the appropriate amount (including all reasonable fees, commissions and expenses incurred by the relevant Company in relation to such Sale) out of the net proceeds of sale of the Shares.

8.	Administration and amendment

8.1	The Scheme shall be administered by the Board acting on behalf of the Company and the Board’s decision on all disputes shall be final.

8.2	Subject to rule 8.3, the Board may at any time amend these Rules in any way it thinks fit.

8.3

No amendment may be made to these Rules if, or to the extent that, in the reasonable opinion of the Board, it would materially abrogate or adversely affect the subsisting rights of an Option Holder as regards an Option granted prior to the amendment being made unless it is made:

(a)

with the written consent of the number of Option Holders that hold Options under the Scheme to acquire more than 50% of the Shares which would be delivered if all Options granted and subsisting under the Scheme were exercised (ignoring any conditions which may be attached to their exercise); or

(b)	by a resolution at a meeting of Option Holders passed by not less than 50% of the Option Holders who attend and vote either in person or by proxy.

8.4	The Board shall have power from time to time to make and vary such rules (not being inconsistent with these rules) for the implementation and administration of this Scheme as it may think fit.

9.	General

9.1

The Company shall at all times keep available sufficient authorised and unissued Shares to satisfy the exercise to the full extent still possible of any Options (excluding those the exercise of which is to be satisfied by the transfer of existing Shares) taking account of any other obligations of the Company to issue new Ordinary Shares or shall otherwise ensure that Shares are available for transfer to satisfy the exercise of any Option.

9.2

Any notice or other communication under or in connection with these Rules may be given to the Option Holder either personally or by electronic mail or post and/or to the Company either personally or by electronic mail (with a report of receipt), post or by fax. Items sent by electronic mail shall be deemed to have been received at the time specified in the report of receipt returned to the sender. Items sent by post should be first class prepaid and shall be deemed to have been received 48 hours after posting. Items sent by fax shall be deemed to have been received on the day that they are sent.

9.3

The terms of employment of an Option Holder shall not be affected in any way by his participation in the Scheme which shall not form part of such terms (either expressly or impliedly) nor in any way entitle him to take into account such participation in calculating any compensation or damages on the termination of his employment for whatever reason (whether lawful or unlawful) which might otherwise be payable to him, and the Option Holder’s terms of employment shall be deemed to be varied accordingly.

9.4

This Scheme is entirely discretionary and may be suspended or terminated by the Company at any time. Such suspension or termination will not affect any Options granted under the Scheme to the extent that they are subsisting at the date of such suspension or termination. The grant of an Option is likewise entirely discretionary and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options. All determinations with respect to future grants will be at the sole discretion of the Company. Rights under the Scheme are not pensionable.

9.5	The costs of introducing and administering this Scheme shall be borne by the Company.

9.6

Subject to applicable law, the Company and any Group Company may enter into arrangements (including the payment of money or making of loans) with any person on such terms as it thinks fit whereby, on the exercise of an Option, existing Shares may be transferred to an Option Holder in satisfaction of his rights under this Scheme.

9.7

Nothing in these Rules shall be taken to impose any restriction or limitation on the exercise by the members of the Company of their rights to make any alteration to the articles of association of the Company or the share capital of the Company.

9.8

In the event that Shares are listed on AIM or the Official List of the London Stock Exchange, the Company shall apply to the London Stock Exchange for any shares issued on the exercise of any Option to be listed on the Alternative Investment Market or the Official List as appropriate.

9.9

The Board may adopt appendices to this Scheme which shall provide for the grant of options to Eligible Employees who are not at the relevant time exclusively resident for tax purposes in the United Kingdom, or who are employed by any non-UK resident Subsidiary, subject to such modifications as the Board considers appropriate to take account of local tax, exchange control, securities laws or other regulatory requirements.

9.10

The Scheme and any dispute, claim or obligation arising out of or in connection with it, its subject matter or formation (whether contractual or non-contractual) shall be governed by English law. The Option Holder and the Company irrevocably agree that the English courts shall have exclusive jurisdiction to settle any dispute or claim (whether contractual or non- contractual) arising out of or in connection with this Scheme, its subject matter or formation.

Appendix 1

US Option Holders

1.	Purpose and Eligibility

The purpose of this Appendix to the Scheme (“the US Appendix”) is to enable the Board to grant Options to individuals who are subject to tax in the United States.

2.	Definitions

For the purposes of the US Appendix the following additional definitions will apply:

“Affiliate” means a corporation or other entity deemed taxed as a corporation under the Code that is a parent or subsidiary of the Company, direct or indirect, in an unbroken chain of corporations or other entities if, each of the corporations or other entities (except for the ultimate parent corporation/entity) owns stock possessing 50 percent or more of the total combined voting power of all classes of stock or other equity interests in one of the other corporations or entities in such chain.

“Code” means the United States Internal Revenue Code of 1986 as amended and the regulations made under it.

“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

“Fair Market Value” means, as of any date, the value of a Share determined as follows:

(a)

if such Share is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Share is listed or admitted to trading as reported in the Financial Times, The Wall Street Journal or such other source as the Board deems reliable;

(b)

if such Share is publicly traded but is neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in the Financial Times, The Wall Street Journal or such other source as the Board deems reliable; or

(c)	if none of the foregoing is applicable, by the Board in good faith and in accordance with the principles of Section 421 and 409A of the Code.

3.	Option Grant

Each Option granted under this Appendix will identify the Option as an Incentive Stock Option within the meaning of the Code (“ISO”) or Non-qualified Stock Options (“NSOs”). ISOs may be granted only to employees of the Company or of any Affiliate.

4.	ISO Grant Limits

The number of Shares over which ISOs may be granted from time to time pursuant to the US Appendix shall be 60,000 Shares or the equivalent of such number of Shares after the Board, in its sole discretion, has interpreted the effect of variation of share capital in accordance with rule 6. If an Option ceases to be outstanding, in whole or in part (other than by exercise), the unissued Shares which were subject to such Option shall again be available for issuance from time to time pursuant to the US Appendix. Notwithstanding the foregoing, if an Option is exercised, in whole or in part, by tender of Shares or if the Company or an Affiliate’s tax withholding obligation is satisfied by withholding Shares subject to the Option, the number of Shares deemed to have been issued under the US Appendix for purposes of the limitation set forth in this section 4 shall be the number of Shares that were subject to the Option and not the net number of Shares actually issued.

5.	Normal Exercise

Options may be vested and exercisable within the times or upon the conditions as set forth in the Option certificate governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from Date of Grant; and provided further that no ISO granted to a person who, at the time the ISO is granted, directly or by attribution owns more than ten per cent (10%) of the total combined voting power of all classes of stock of the Company or of any Affiliate(“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the Date of Grant.

6.	Exercise Price

The Exercise Price of an Option will be determined by the Board when the Option is granted; provided that: (i) the Exercise Price of an Option will be not less than one hundred per cent (100%) of the Fair Market Value of the Shares on the Date of Grant and (ii) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than one hundred and ten per cent (110%) of the Fair Market Value of the Shares on the Date of Grant.

7.	Procedures to Exercise Options

For the purposes of the US Appendix, Rule 4.1 of the Scheme is amended by the deletion of the words “a remittance….Exercise Price” and the insertion of:

“payment of an amount equal to the Exercise Price multiplied by the number of Shares specified in the notice which shall be made: (i) in United States dollars (or such currency as may be determined by the Board) by cheque; or (ii) at the discretion of the Board, by having the Company retain from the Shares otherwise issuable upon exercise of the Option, a number of Shares having a Fair Market Value equal as of the date of exercise to the aggregate Exercise Price for the number of Shares as to which the Option is being exercised, provided always that the Option Holder subscribes in cash for the aggregate nominal value of any Shares to be issued to him; or (iii) at the discretion of the Board, in accordance with a cashless exercise program established with a securities brokerage firm; or (iv) at the discretion of the Board, by any combination of (i), (ii), (iii) and (iv) above; or (v) at the discretion of the Board, payment of such other lawful consideration as the Board may determine. Notwithstanding the foregoing, (A) the Board shall not exercise its discretion in a manner that would result in the Company being in breach of any Applicable Laws and (B) with respect to the exercise of any ISO, only such methods of payment as are permitted by Section 422 of the US Code shall be permitted.”

8.	Cessation due to Disability

If the Option Holder’s office, employment or service with the Company or any Group Company terminates because of the Option Holder’s Disability, then the Option Holder’s Options may be exercised only to the extent Vested on the date of cessation and must be exercised by the Option Holder no later than twelve (12) months after the date of cessation but in any event no later than the expiration date of the Options. Notwithstanding the foregoing, if the Option is designated as an ISO it shall automatically convert and be deemed an NSO as of the date that is three months from termination of the Option Holder’s employment.

9.	Cessation due to other reasons

If the Option Holder’s office, employment or service with the Company or any Group Company terminates for any reason other than Disability, in the case of an ISO Rules 3.8 to 3.10 shall apply and the Option Holder agrees that if the Option is exercised more than ninety (90) days from the date of termination the Option may be converted to an NSO.

10.	Limitations on ISOs

With respect to Options granted as ISOs, to the extent that the aggregate Fair Market Value of the Shares with respect to which such ISOs are exercisable for the first time by the Option

Holder during any calendar year (under all plans of the Company and any Affiliate) exceeds one hundred thousand dollars ($100,000), such Options will be treated as NSOs. For purposes of this Section 8 ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the Date of Grant.

11.	Modification, Extension or Renewal

The Board may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of an Option Holder, impair any of such Option Holder’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be modified only in accordance with Section 424(h) of the Code and any Option which is a non-statutory option for the purposes of the Code will be modified, extended or renewed only as permitted by Section 409A of the Code. By written notice to affected Option Holders, and subject to compliance with applicable legislation, the Board may reduce the Exercise Price of outstanding Options without the consent of such Option Holders; provided, however, that the Exercise Price may not be reduced below the Fair Market Value on the Date of Grant.

12.	Compliance

Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to cause the Plan to fail to meet the requirements of Section 422 of the Code or, without the consent of the Option Holder affected, to cause any ISO to fail to meet the requirements of Section 422 of the Code.

Notwithstanding any other provision in this Plan, no term of this Plan relating to a non- statutory option will be interpreted, amended or altered nor will any discretion or authority granted under this Plan be exercised, so as to cause the Plan to fail to meet the requirements of Section 409A of the Code.

The terms of this Appendix 1 shall be governed by the laws of the State of Delaware.

Letter Notifying Grant

[to be typed onto Company letterhead]

●[Name]

●[Address]

●[Date]

Dear [ Name ●]

LumiraDx Limited Unapproved Option Scheme

I am pleased to inform you that the Board has granted you an option over ● [insert number] Shares in the Company (the “Option”) in accordance with the LumiraDx Limited Unapproved Option Scheme (the “Scheme”).

You will find an Option Certificate enclosed with this letter.

By accepting this Option you are agreeing to the terms of the Scheme (a copy of which is available from the Company Secretary) and that this Option is governed by those terms and those set out in the Option Certificate.

Taxation

When you wish to exercise your option (which is unapproved for tax purposes) you must do so on the form of exercise specified under the Rules of the Scheme or by the Board from time to time. On such exercise (or other dealing in the option) income tax or national insurance contribution liabilities may arise, and accordingly you shall be required to indemnify, or make arrangements to reimburse the Group in respect of any income tax and (if applicable) employee’s primary national insurance that your employer will become liable to deduct through the PAYE system and pay to HM Revenue & Customs on your behalf. In addition, as a condition of receiving this Option you agree that your employer can ask you to agree to meet the cost of any Employer’s Contributions arising at exercise.

The shares under Option are subject to certain restrictions as set out in the Company’s articles of association enclosed with the option certificate. Exercise of your option will be conditional on your entering into a joint section 431, Taxes Act election (electing that the market value of the shares acquired on exercise of the Option be calculated as if the shares were not restricted securities) with your employer. You will be asked to sign this form when you exercise your Option.

When you sell the shares, any sale proceeds may be subject to capital gains tax. It will be your responsibility to report and pay any capital gains tax to HM Revenue & Customs as required.

Yours sincerely

For and on behalf of LumiraDx Limited

Share Option Certificate

LumiraDx Limited Unapproved Option Scheme

Date of Grant	Exercise Price per Share	Number of Shares
●[Insert date second party signs]	●	●

This is to certify that

of

has been granted an Option to acquire ● Shares in the Company at the exercise price shown above under the Rules of the LumiraDx Limited Unapproved Option Scheme.

The Option is unapproved for tax purposes.

The Option is exercisable in accordance with the Rules of the Scheme. In particular, [the Option is exercisable only if the conditions and performance target set out in the attached schedule have been satisfied and] the right to exercise the Option shall vest in normal circumstances according to the Vesting Schedule below.

Date	Vesting percentage
12 months after Date of Grant	25% of Shares under Option
24 months after Date of Grant	25% of Shares under Option
36 months after Date of Grant	25% of Shares under Option
48 months after Date of Grant	25% of Shares under Option

In this Vesting Schedule the phrase “Shares under Option” shall refer to the total number of Shares under Option at the Date of Grant.

The Shares under Option are subject to certain restrictions as set out in the Company’s articles of association, a copy of which is available from the company secretary.

Tax treatment

Under current legislation a gain made on the exercise of the Option will be liable to income tax and in certain circumstances national insurance contributions will also be due.

In certain circumstances the income tax and national insurance contributions due will be payable through the PAYE system. As a condition of receiving the Option you indemnify the Company and all its Subsidiaries accordingly under the Rules of the Scheme. You also accept that as a condition of exercise you may be required to agree to meet any Employer’s Contributions arising on the exercise of the Option. Capital gains tax may become payable on eventual disposal of the Shares acquired.

This Certificate is executed by the Company as a deed and delivered on the date shown above.

Executed as a deed

by LumiraDx

Limited

acting by [name], a director

in the presence of:

Director

Signature of witness:

Name:

Address:

Notes

(1)	The Option is not transferable, and will lapse on any transfer, assignment, charge or other disposal.

(2)	A copy of the rules of the Scheme is available from the Company Secretary.

THIS CERTIFICATE IS IMPORTANT AND SHOULD BE KEPT IN A SAFE PLACE

Form of Exercise

LumiraDxLimited Unapproved Option Scheme

To:	The Company Secretary

LumiraDx Limited

I wish to exercise the Option in respect of ● Shares (“Shares”) comprised in the enclosed option certificate.

I enclose a cheque for $● in favour of LumiraDx Limited (the “Company”) as payment in full of the exercise price of $● per Share.

I apply for the number of Shares specified above and request you to arrange the registration of them in my name subject to the memorandum and articles of association of the Company.

I agree:

(a)

to indemnify the Company and any of its subsidiaries in respect of any Tax Liabilities (as defined in rule 7.2 of the Scheme) [and if requested to do so I agree to pay the Company an amount equal to the Company’s best estimate of any likely Tax Liabilities before the exercise of this Option is effective]; and

(b)

that the issue of these Shares to me is conditional on my first making arrangements to the satisfaction of the Company to discharge the Tax Liabilities pursuant to such indemnity and entering into a section 431 election.

Signed:	Date:

Name:

Address:

Postcode:

Letter Notifying US Grant

[to be typed onto Company letterhead]

[Name]

[Address]

[Date]

Dear [name]

LumiraDx Limited Unapproved Option Scheme

US Appendix

I am pleased to inform you that the Board has granted you an option over ● Shares in the Company (the “Option”) in accordance with the LumiraDxLimited Unapproved Option Scheme including the US Appendix (the “Scheme”).

You will find an Option Certificate enclosed with this letter.

By accepting this Option you are agreeing to the terms of the Scheme (a copy of which is available from the Company Secretary) and that this Option is governed by those terms and those set out in the Option Certificate.

Your attention is drawn in particular to the Certificate which sets out when your Option shall become exercisable.

Taxation

Your Option is an [incentive stock option/non-statutory option]. You agree to make appropriate arrangements with the Company or an Affiliate for the satisfaction of all Federal, State, local and foreign, income and employment tax withholding requirements applicable to the exercise of the Option or dealing in the Shares.

The Shares under Option are subject to certain restrictions as set out in the Company’s articles of association, a copy of which is available from [me/the Company Secretary].

Yours sincerely

For and on behalf of LumiraDx Limited

US Share Option Certificate

LumiraDx Limited Unapproved Option Scheme

US Appendix

Date of Grant	Exercise Price per Share	Number of Shares
●	●	●

This is to certify that of

has been granted an Option by the Company to acquire ● Shares in the Company (“Shares”) at the exercise price shown above under the LumiraDx Limited Unapproved Option Scheme Including the US Appendix attached thereto

The Option is granted as an [incentive stock option/non-statutory option] for US tax purposes.

The Option is exercisable in accordance with the Rules of the Scheme In particular, [the Option is exercisable only if the conditions and performance target set out in the attached schedule have been satisfied and] the right to exercise the Option shall vest in normal circumstances according to the Vesting Schedule below.

Date	Vesting percentage
12 months after Date of Grant	25% of Shares under Option
24 months after Date of Grant	25% of Shares under Option
36 months after Date of Grant	25% of Shares under Option
48 months after Date of Grant	25% of Shares under Option

In this Vesting Schedule the phrase “Shares under Option” shall refer to the total number of Shares under Option at the Date of Grant.

Your attention is also drawn to Appendix 1 of the Rules which applies to you as a US resident participant in the Scheme.

The Shares under Option are subject to certain restrictions as set out in the Company’s articles of association, a copy of which is available from the company secretary.

In the event the Shares have not been registered under the Securities Act 1933, as amended (the “Securities Act”), at the time the Option is exercised, you shall, if required by the Company concurrently with the exercise of all or any portion of the Option deliver to the Company an Investment Representation Statement in the form attached as Exhibit A.

Under the Section 409A of the US Internal Revenue Code of 1986 (as amended) an Option granted with a per Share exercise price that is determined by the Internal Revenue Service (“IRS”) to be less than the fair market value of a Share on the Date of Grant may be considered deferred compensation, resulting in additional federal income tax, state, penalty and interest tax and charges. You acknowledge that the Company cannot and has not guaranteed that the IRS will agree that the per Share exercise price of this Option equals or exceeds the fair market value of a share on the Date of Grant.

This Certificate is executed by the Company as a deed and delivered on the date shown above.

Executed as a Deed by                                                              )

LumiraDx Limited                                                                   )

acting as a director

in the presence of:

Signature of witness:

Name:

Address:

Occupation:

                                                                                                      )

                                                                                                      )

Notes

(1)	The Option is not transferable, and will lapse upon any transfer, assignment, charge or other dealing.

(2)	A copy of the Scheme rules is available from the Company Secretary.

THIS CERTIFICATE IS IMPORTANT AND SHOULD BE KEPT IN A SAFE PLACE

Performance Conditions

[to be enclosed with the option certificate]

The Board has resolved that the right to exercise the Option granted by the attached certificate will be conditional upon meeting the performance conditions set out below.

[appropriate wording inserted here]

The Board will review the performance conditions at intervals to ensure they remain appropriate. As a result of any such review the Board may amend or waive the conditions if events happen which cause the Board reasonably to consider that it would be a fairer measure of performance so to amend or waive the conditions to ensure that they achieve their original purpose.

US Exhibit A

Investment Representation Statement

Option Holder:	[Name]

Company:	LumiraDx Limited

Security:	Shares

Amount:	[Shares]

In connection with the purchase of the above-listed Shares, the undersigned Option Holder represents to the Company the following:

(a)

Option Holder is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. Option Holder is acquiring these Shares for investment for Option Holder’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

(b)

Option Holder acknowledges and understands that the Shares constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom. Option Holder further understands that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Option Holder further acknowledges and understands that the Company is under no obligation to register the Shares. Option Holder understands that the certificate evidencing the Shares shall be imprinted with any legend required under the Securities Act and under applicable state securities laws.

(c)

Option Holder is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Option to Option Holder, the exercise shall be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may be resold, subject to the satisfaction of the applicable conditions specified by Rule 144 in the case of affiliates (1) the availability of certain public information about the Company, (2) the amount of Securities being sold during any three (3) month period not exceeding specified limitations, (3) the resale being made in an unsolicited “broker’s transaction”, transactions directly with a “market maker” or “riskless principal transactions” (as those terms are defined under the Securities Exchange Act of 1934) and (4) the timely filing of a Form 144, if applicable.

In the event that the Company does not qualify under Rule 701 at the time of grant of the Option, then the Shares may be resold in certain limited circumstances subject to the provisions of Rule 144, which may require (i) the availability of current public information about the Company; (ii) the resale to occur more than a specified period after the purchase and full payment (within the meaning of Rule 144) for the Securities; and (iii) in the case of the sale of Securities by an affiliate, the satisfaction of the conditions set forth in sections (2), (3) and (4) of the paragraph immediately above.

(d)

Option Holder further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption shall be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 shall have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Option Holder understands that no assurances can be given that any such other registration exemption shall be available in such event.

Option Holder

Signature

Print Name

Date